EXHIBIT 24.1

CERTIFICATE OF SECRETARY OF
TOYOTA LEASING, INC.

I, Stephen Howard, do hereby certify that I am the Secretary of Toyota Leasing, Inc., a California corporation (the “Corporation”), and further certify that:

1.           Wei Shi, Ichiro Yajima and William Latham are the members of the Corporation’s Board of Directors(the “Board of Directors”); and

2.           Exhibit A, attached hereto, is a true excerpt of the resolutions of the Board of Directors, duly adopted by the unanimous written consent of the Board of Directors on June 23, 2011, relating to the limited powers of attorney granted by the members of the Board of Directors to Wei Shi, Ichiro Yajima, William Latham, Christopher Ballinger and Stephen Howard, which resolutions have not been amended, modified, annulled, revoked, repealed or rescinded and remain in full force and effect on the date hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, I have hereunto set my hand this 22nd day of July, 2011.

/s/ Stephen Howard
Name:	Stephen Howard
Title:	Secretary

I, Wei Shi, President of Toyota Leasing, Inc., hereby certify that Stephen Howard is the duly elected, qualified and acting Secretary of Toyota Leasing, Inc. and that the signature appearing above is his genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

/s/ Wei Shi
Name:	Wei Shi
Title:	President

Dated: July 22, 2011

EXHIBIT 24.1

Exhibit A

Unanimous Written Consent of the
Board of Directors,
duly adopted on June 23, 2011

RESOLVED FURTHER, that each of the undersigned constitutes and appoints Wei Shi, Ichiro Yajima, William Latham, Christopher Ballinger and Stephen Howard as his/her lawful attorney-in-fact and agent (each, an “Attorney-in-fact”), with full powers of substitution, for him/her and in his/her name, place and stead, in any and all capacities, to (i) sign and file any such Registration Statement and any and all amendments (including, without limitation, post-effective amendments) or supplements thereto, with any exhibits thereto, and any Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, as amended, with the Commission granting to said Attorney-in-fact power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith and (ii) to take any and all actions and to execute and deliver any and all documents in connection therewith; and hereby ratifies and confirms all that each Attorney-in-fact may lawfully do or cause to be done by virtue hereof;

IN WITNESS WHEREOF, the undersigned have executed this Unanimous Written Consent of the Board of Directors as of the date first set forth above, thereby agreeing that the foregoing recitals and resolutions shall be of the same force and effect as if regularly adopted at a meeting of the Board of Directors of the Corporation held upon due notice.

/s/ Wei Shi
Wei Shi
Director

/s/ Ichiro Yajima
Ichiro Yajima
Director

/s/ William Latham
William Latham
Director